Exhibit 10.1

Joint Venture Agreement

No.: C20211220

Party A: Meten Holding Group Ltd.

Party B I: Zhijun Liu

Address:

ID number:

Party B II: Yunying Li

Address:

ID number:

Party B III: Manning Liao

Address:

ID number:

Party C: Xiaodong Feng

Address:

ID number:

Whereas:

1. Party A is a well-known NASDAQ listed company (Stock code: METX), which is also rapidly transforming into blockchain and digital currency business, and is actively exploring overseas blockchain and digital currency market;

2. Party B has rich management capabilities, industry experience and market channels for blockchain, cryptocurrency mining equipment and other businesses;

3. Party C has rich technology, knowledge and R&D capabilities in blockchain, cryptocurrency mining equipment and other businesses.

4. The three parties intend to cooperate to set up an enterprise specializing in the research, development, production and sales of cryptocurrency mining equipment to achieve a win-win situation.

In view of this, according to the provisions of relevant laws, regulations and normative documents, the three parties reached the following consensus through friendly consultation and signed this Agreement for mutual observance.

I. Overview of cooperation

1. Contents of cooperation

The three parties jointly initiated the establishment of a joint venture company, the business scope of which is the research and development, manufacturing and sales of cryptocurrency mining equipment (including but not limited to Ethereum mining equipment). The company is guided by the research and development and manufacturing of cryptocurrency mining equipment, and does not involve cryptocurrency mining activities for the time being.

Party A invests monetary fund and is responsible for overall leadership of the company's strategy (without prejudice to the rights and interests of Party B and Party C under this Agreement); Party B, as the management team, is responsible for the manufacturing and marketing of mining equipment; Party C is responsible for technology research and development. The three parties shall do their best to fulfill their obligations under this Agreement and shall share the profits. If the business is in good condition, Party A can pay METX shares to Party B and Party C as incentives.

All three parties agree that under certain conditions, Party A has the right to purchase part or all of the shares held by Party B and Party C in the joint venture company.

2. Cooperation model

The three parties initiate the establishment of a joint venture company to reach the intention of cooperation, among which Party A contributes USD3 million in cash to hold 21%, Party B holds 39% of the equity interests through contributing labor and other resources, and Party C holds 40% of the equity interests through contributing technology, labor and other resources.

The registered place of the company is the Cayman Islands, and the person in charge of the company is appointed by Party A.

3. The purpose of cooperation

The joint venture company initiated by the three parties should master the core technology and have independent capabilities in product research and development, production, sales and service, so as to better achieve win-win cooperation among all parties.

With the assistance of Party B and Party C, Party A can build a complete industrial supply chain system and master the core technologies by participating in and holding shares in the joint venture company, so as to have independent capabilities in product research and development, production, sales and service.

4. Cooperation period

After the establishment of the joint venture company, the three parties agree to a three-year period as the cooperation period. When the cooperation period expires, the three parties will discuss the follow-up operation and development matters separately. At that time, this Agreement will be terminated on the premise that all parties have fulfilled their obligations under this Agreement.

Ⅱ. About the company

1. The joint venture company is a limited liability company, and the company shall be responsible for its debts with all its property, and all shareholders shall be responsible for the company to the extent of their subscribed capital contributions.

2. Shareholders shall exercise their voting rights in the shareholders' meeting according to the proportion of capital contribution, and the resolutions made by shareholders must be approved by shareholders representing more than half of the voting rights (the following matters shall be approved by shareholders representing 80% or more of the voting rights: dividends, appointing and removing directors, equity pledge, liquidation, change the articles of association; Or increase or decrease the company's capital; ）

3. The board of directors is composed of a director appointed by each of the three parties. The term of office of the director is one year, and the director can be re-elected at the expiration of the term. The chairman is appointed by Party A. The voting of the resolutions of the board of directors shall be one person, one vote, and the resolutions made by the board of directors must be approved by two or more directors (the following matters must be unanimously approved by all directors: large expenditures (single expenditures exceeding RMB 200,000 belongs to large expenditures), external guarantee, appointing and removing executives, making the company's business plan and financial budget).

4. Party A is responsible for the financial management of the company, that is, Party A has the right to appoint financial personnel and formulate corresponding financial management system.

5. At the end of each fiscal year, the joint venture company will pay dividends according to their respective shares.

6. Company liquidation

In case of liquidation of the joint venture company, Party A has the right to take back the investment of USD3 million in priority for the company's assets under any circumstances. If the company still has distributable assets after Party A exercises the priority, all parties shall distribute them uniformly according to their respective share proportions.

III. About business

1. All three parties agree that the company must set up a complete R&D team, establish a sound R&D mechanism and own its own intellectual property rights. The intellectual property rights arising from R&D activities after the establishment of the company are all owned by the company. Intellectual property rights that are closely related to the company's business and generated by each party relying on the company's resources and performing their duties belong to the company. Other issues or arrangements concerning intellectual property rights shall be negotiated and handled by the parties through signing an intellectual property agreement separately.

2. All three parties agree that the company must form a sound governance mechanism and build a comprehensive market channel system.

3. Party B and Party C promise to ensure that the company and Party A have mastered core technologies, have independent capabilities in product research and development, production, sales and service, and build a complete supply chain system for the company and Party A and hand over important customer resources.

4. All parties promise that the continuity of all business of the company must be supported unreservedly by all parties, and this support will not change due to the change of their respective equity ratios. Even if Party B and Party C withdraw from the joint venture company, the company can still operate and develop normally.

IV. About subsequent acquisitions

After the establishment of the joint venture company, Party A has the right to purchase all or part of the shares held by Party B and Party C in consideration for the shares of Party A, with the consent of all parties and no obstacles.

At the time of share acquisition, Party A shall select one of the following two methods for valuation: (1) 1.6-2.5 times of annual revenue; (2) 8-15 times of annual net profit (note: the specific valuation should be based on the prevailing market environment and other factors, and all parties should reach a consensus through negotiation, which is not an established obligation clause). Details of specific equity transfer will be confirmed at that time.

V. Special clauses

1. If one of the following events occurs, this cooperation will be cancelled and the joint venture company will be liquidated.

(1) Party A is delisted within one year after signing this Agreement;

(2) The technical structure of Ethereum has been completely changed, and the company has failed to develop mining machine business in any other digital currencies, resulting in that digital currency mining equipment can no longer generate revenue;

(3) Other force majeure causes the parties to fail to achieve the purpose of this Agreement.

2. Non-competition

Party B and Party C must fulfill the obligation of non-competition within two years after all of their have been acquired and had completely withdrawn from the company, whether during the cooperation period or after the end of the cooperation period. The non-competition obligations include: during the cooperation period and within two years after the party completely withdraws from the company, the party is not allowed to engage in mining equipment R&D, production, sales and other related commercial activities that compete with the company's existing business. In order to avoid ambiguity, the behavior of Party B and Party C in organizing external customers to purchase or produce mining equipment for their own use in order to reduce the unit procurement cost does not belong to the above-mentioned non-competition. For the avoidance of ambiguity, if the parties negotiate to terminate the cooperation in advance due to item 1 of Article 5 or other circumstances, Party B and Party C need not continue to perform the obligation of non-competition.

VI. Prerequisites and major adverse effects of cooperation

1. The establishment of the company can only be initiated after all the following prerequisites are met:

(1) Party A is satisfied with the due diligence results and found no significant adverse effects, and the specific significant adverse effects are detailed in the "Significant adverse effects" clause;

(2) The purchaser has obtained all internal approvals required for investment;

(3) Party A signs legally binding official documents with all the founding shareholders of the company;

(4) The statements and guarantees made by Party B and Party C to Party A are complete, true and accurate when they are made;

(5) Other preconditions agreed in legally binding documents.

2. Significant adverse effects

Party A shall suspend the cooperation if it finds that the cooperation with other parties has the following significant adverse effects during its due diligence process:

(1) Financial fraud;

(2) There is a great risk of intellectual property infringement and legal proceedings;

(3) There are irreparable serious flaws in legal compliance;

(4) The materials and information provided by the partners are seriously untrue;

(5) Any material adverse change that seriously threatens the operation and financial position of the partner during the due diligence period, including but not limited to loss of orders from major customers, loss of core staff, serious intellectual property disputes, etc.

VII. Trade secrets

1. All parties shall strictly abide by the obligation of confidentiality, and all parties shall keep confidential information strictly. Without the prior written consent of all parties, none of the parties shall use, copy, disclose or divulge confidential information, or make any other individual or organization use confidential information in any other way. Without the prior written consent of each party, none of the parties can disclose any materials of any kind marked with the names, logos or trademarks and trade names of each party or company.

2. In this Agreement, "confidential information" refers to all applicable forms of scientific, technological, financial and commercial information, including but not limited to all strategies, projects, progress, science and technology, information, ideas, models and patent or potential patent information disclosure, investigation, equipment, tools, price, demand forecast, design, samples, discovery, quality control, testing, operation, procurement, production, materials, marketing, research and development, investment, formula, password, customers, market, business, quotation, order, return, cost, product development, environmental protection, information generated by the cooperation of all parties and the cooperation process, or other related information derived from the above information, and other information that the service provider can reasonably know or reasonably understand as confidential or proprietary information of the company, as well as the existence and terms of this Agreement.

3. The term of confidentiality is long-term and has no fixed term, unless all parties agree that it can be made public.

VIII. Liability for breach of contract

1. Any violation or failure to perform its statements, guarantees, obligations or responsibilities by any party under this Agreement shall constitute breach of contract.

2. Unless otherwise agreed, if any party violates this Agreement, cause other parties to bear any expenses, responsibilities or suffer any losses ("losses"), the breaching party shall compensate the party suffering losses for any of the above losses (including but not limited to the interest and legal fees paid or lost due to breach of contract). The total amount of compensation paid by the breaching party shall be the same as the loss caused by the breach.

3. If Party B and Party C violate Article 5, item 2, Party A shall have the right to unconditionally terminate this Agreement without any responsibility. The defaulting party shall pay liquidated damages to Party A (liquidated damages are all the actual gains obtained by the defaulting party in the equity transfer arrangement of this Agreement, with the maximum liquidated damages of USD3 million) and compensate the other Party for the losses caused by Party A's dissolution of the Agreement.

IX. Force majeure

1. "Force Majeure" in this Agreement refers to unforeseen, inevitable and insurmountable events and situations that will have a substantial impact on the performance of this Agreement by one or more parties, including but not limited to earthquakes, typhoons, floods or other natural disasters, fires, explosions, embargoes, strikes, riots, wars, epidemics or policy changes, etc.

2. If any party delays or fails to perform its obligations under this Agreement due to force majeure events, it shall notify the other parties in writing as soon as possible and provide the other parties with detailed information about these events and documents (including the documents of the official authorities, if applicable) to prove the events within 5 days after the occurrence of these events, and explain the reasons for its failure or delay in performing all or part of the terms of this Agreement.

3. In case of force majeure, none of the parties shall be liable for breach of contract to any other party, nor shall it be deemed as a breach of this Agreement. The party claiming the force majeure event shall take appropriate measures to minimize or eliminate the influence of the force majeure event, and try to resume the performance affected by the force majeure event in the shortest possible time. If force majeure occurs after any party delays performance, it cannot be exempted from liability.

4. If the force majeure event or the result of the force majeure event prevents any party from performing all or part of its obligations under this Agreement, and the duration of these force majeure events lasts for 15 days or more, the parties shall discuss and decide whether to terminate this Agreement through consultation and unanimous voting according to the influence of the force majeure event.

X. Application of law and dispute resolution

1. The signing, validity, interpretation, performance, enforcement and dispute settlement of this Agreement shall be governed by the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

2. All disputes arising from or related to the performance of this Agreement shall be settled by all parties through friendly negotiation. If negotiation fails, any party may submit the dispute to Shenzhen International Arbitration Court, which will be held in Shenzhen for arbitration in accordance with the arbitration rules of the Arbitration Court in effect at the time of submission. The arbitration award is final and binding on all parties.

XI. Entry into force and others

1. This Agreement shall come into force as of the date of signing by all parties.

2. For matters not covered in this Agreement, all parties shall sign a written agreement separately after reaching consensus through consultation.

3. If any clause of this Agreement or any part thereof is deemed illegal, invalid or unenforceable according to law, other clauses will not be affected.

4. Any party's failure or delay in exercising any rights or remedies under this Agreement does not constitute its waiver of such rights or remedies. Any party's one-time or partial exercise of any rights or other remedies under this Agreement shall not affect its second exercise of such rights or remedies.

5. This Agreement is made in triplicate, with each party holding one copy, and each copy has the same legal effect.

(No text below)

Party A: Meten Holding Group Ltd.

Authorized representative (signature): /s/ Siguang Peng

Party B I(signature): /s/ Zhijun Liu

Party B II (signature): /s/ Yunying Li

Party B III (signature): /s/ Manning Liao

Party C (signature): /s/ Xiaodong Feng

This Agreement was signed in Futian District, Shenzhen on December 20th, 2021